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                                                                   EXHIBIT 10.18


                              EMPLOYMENT AGREEMENT



                  THIS AGREEMENT, dated and effective the 22th day of March, 1999 (the "Effective Date") is made by and between Global TeleSystems Group, Inc, a Delaware corporation (the "Company") and Robert Amman (the "Executive").

                                    RECITALS:

                  A. It is the desire of the Company to employ Executive as its President and Chief Operating Officer ; and

                  B. Executive desires to commit to serve the Company on the terms herein provided;

                  NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements set forth below, the parties hereto agree as follows:

                  1.       Certain Definitions.

                           (a) "Annual Base Salary" shall have the meaning set forth in Section 5(a).

                           (b) "Board" shall mean the Board of Directors of the Company.

                           (c) "Bonus" shall have the meaning set forth in
         Section 5(b).

                           (d) The Company shall have "Cause" to terminate Executive's employment hereunder upon Executive's

                               (i) failure to follow a legal order of the Board
                  or the Chief Executive Officer of the Company, other than any such failure resulting from Executive's Disability, after notice and reasonable opportunity for cure,

                               (ii) fraud, embezzlement, or any other similar
                  illegal act committed by the Executive in connection with the Executive's duties as an executive of the Company or any subsidiary or affiliate of the Company,

                               (iii) conviction of any felony or crime involving
                  moral turpitude which causes or may reasonably be expected to cause substantial economic injury to or substantial injury to the reputation of the Company or any subsidiary or affiliate of the Company, or

                               (iv) willful or grossly negligent commission of
                  any other act or failure to act which causes or may reasonably be expected (as of the time of such occurrence) to cause substantial economic injury to or substantial injury to the reputation of the Company or any subsidiary or affiliate of the Company,

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                  including, without limitation, any material violation of the
                  Foreign Corrupt Practices Act, as described herein below.

                           (e) "Change in Control" shall mean any of the following events:

                               (i) a report shall be filed with the Securities
                  and Exchange Commission pursuant to the Exchange Act of 1934 (the "Act), or successor law or provision, disclosing that any "Person" (within the meaning of Section 13(d) of the Act), other than the Company or a subsidiary of the Company, or an employee benefit plan sponsored by the Company or a subsidiary of the Company is, or becomes the beneficial owner (as such term is defined in Exchange Act Rule 13d-3), directly or indirectly of, 25% or more of the outstanding voting stock of the Company (or securities convertible into Company Stock) (calculated as provided in Exchange Act Rule 13d-3(d) in the case of rights to acquire Company Stock),

                               (ii) any such "Person", other than the Company or
                  a subsidiary of the Company, or a employee benefit plan sponsored by the Company or a Subsidiary of the Company, shall purchase shares pursuant to a tender offer or exchange offer to acquire any Company Stock (or securities convertible into Company Stock) for cash, securities or any other consideration, provided that after consummation of the offer, the person in question is the beneficial owner (as such term is defined in Exchange Act Rule 13d-3), directly or indirectly, of 20% or more of the outstanding voting stock of the Company (calculated as provided in Exchange Act Rule 13d-3(d) in the case of rights to acquire Company Stock),

                               (iii) the stockholders of the Company shall
                  approve (A) any consolidation, share exchange or merger of the Company (a "Change of Control Transaction") (1) in which the stockholders of the Company immediately prior to such Change of Control Transaction do not own at least a majority of the voting power of the entity which survives/results from such Change of Control Transaction, or (2) in which a shareholder of the Company immediately before such Change of Control Transaction, but who does not own a majority of the voting stock of the Company immediately prior to such Change of Control Transaction, owns a majority of the Company's voting stock after such Change of Control Transaction; or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company, including stock held in subsidiary corporations or interests held in subsidiary ventures, or

                               (iv) there shall have been a change in a majority
                  of the members of the Board within a 24-month period unless the election or nomination for election by the Company's stockholders of each new director during such 24-month period was approved by the vote of two-thirds of the directors then still in office who were directors at the beginning of such 24-month period; or

                               (v) the Company shall file a report with the
                  Securities and Exchange Commission on Form 8-K (or any successor thereto), that a change in control of or over the Company has occurred.


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                           (f) "Closing Price" shall mean the closing price in
         United States Dollars ("$") of a share of Company Stock on the principal exchange on which such shares are traded on the day in question; if such exchange is in the United States, as reported in the Wall Street Journal or, if such exchange is in Europe, as reported in the Financial Times, with such price converted to $ utilizing the mean of the bid and offered prices for $ in the local currency for the day in question as reported in the Wall Street Journal.

                           (g) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                           (h) "Committee" shall mean either the Compensation Committee or a SubCommittee of such Committee duly appointed by the Board.

                           (i) "Company" shall have the meaning set forth in the preamble hereto.

                           (j) "Company Stock" shall mean the $.10 par value common stock of the Company.

                           (k) "Contract Year" shall mean each twelve month period beginning on the Effective Date or an annual anniversary thereof.

                           (l) "Date of Termination" shall mean (i) if Executive's employment is terminated by Executive's death, the date of Executive's death and (ii) if Executive's employment is terminated pursuant to Section 6(a)(ii) - (vi) the date specified in the Notice of Termination.

                           (m) "Disability" shall mean the absence of Executive from Executive's duties to the Company on a full-time basis for a total of six months during any 12-month period as a result of incapacity due to mental or physical illness which is determined to be reasonably likely to extend beyond the completion of the Term and which determination is made by a physician selected by the Company and acceptable to Executive or Executive's legal representative (such agreement as to acceptability not to be withheld unreasonably). A Disability shall not be "incurred" hereunder until, at the earliest, the last day of the sixth month of such absence.

                           (n) "Executive" shall have the meaning set forth in the preamble hereto.

                           (o) "Extension Term" shall have the meaning set forth in Section 2.

                           (p) "Good Reason" shall mean any of the following events which is not cured by the Company within 15 days after written notice thereof is given to the Company by Executive: (i) any failure to pay Executive's Base Salary or Bonus when


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         due to Executive; (ii) any other material breach by the Company of any material term of this Agreement; or (iii) any material adverse change in Executive's job titles, duties, responsibilities, status, reporting responsibilities or perquisites granted hereunder, without Executive's consent. "Good Reason" shall cease to exist for an event on the 30th day following the later of its occurrence or Executive's knowledge thereof, unless Executive has given the Company notice thereof prior to such date.

                           (q) "Grant Date" shall mean the date on which the Committee acts to grant to Executive the Options described herein.

                           (r) "Initial Term" shall have the meaning set forth in Section 2.

                           (s) "Notice of Termination" shall have the meaning set forth in Section 6(b).

                           (t) "Options" shall have the meaning set forth in
         Section 5(c).

                           (u) "Stock Option Plan" shall mean Fourth Amended and Restated 1992 Stock Option Plan of Global TeleSystems Group, Inc. or any successor plan.

                           (v) "Term" shall have the meaning set forth in
         Section 2.

                  2. Employment Term. The Company hereby employs the Executive, and the Executive hereby accepts employment by the Company, under the terms and conditions hereof, for the period (the "Term") beginning on the effective date hereof and ending upon Termination as set forth herein.

                  3. Position and Duties. Executive shall serve as President and Chief Operating Officer of the Company, reporting to the Chief Executive Officer, with such responsibilities, duties and authority as are customary for such role. Executive shall devote all necessary business time and attention, and employ Executive's reasonable best efforts, toward the fulfillment and execution of all assigned duties, and the satisfaction of defined annual and/or longer-term performance criteria.

                  4. Place of Performance. In connection with Executive's employment during the Term, Executive shall initially be based at the Company's principal executive headquarters in McLean, Virginia, USA but, upon obtaining all necessary and appropriate authorizations, shall be seconded to the Company's subsidiary, Global TeleSystems (UK) Ltd. ("GTS UK"), and be based at the Company's executive offices in London, England, except for necessary travel on the Company's business. Executive may be reassigned during the Term hereof to another location identified as the principal executive or operations headquarters of the Company in the Company's discretion.

                  5.       Compensation and Related Matters.

                           (a) Annual Base Salary. During the Term Executive shall receive a base salary at a rate of four hundred thousand dollars ($400,000) per annum (the "Annual


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         Base Salary"), less standard deductions, paid in accordance with the
         Company's general payroll practices for executives, but no less frequently than monthly. The Annual Base Salary shall compensate Executive for any official position or directorship that Executive is asked to hold in the Company or its affiliates as a part of Executive's employment responsibilities. No less frequently than annually during the Term, the Committee on advice of the Company's Chief Executive Officer shall review the rate of Annual Base Salary payable to Executive, and may, in their discretion, increase the rate of Annual Base Salary payable hereunder; provided, however, that any increased rate shall thereafter be the rate of "Annual Base Salary" hereunder.

                           (b) Bonus. Except as otherwise provided for herein, for each fiscal quarterly compensation period (or other period consistent with the Company's then-applicable normal employment practices) during which Executive is employed hereunder on the last day, Executive shall be eligible to receive a Bonus in an amount up to one-quarter (or other pro-rata portion as appropriate) of 100% of Executive's Base Salary pursuant to, and as set forth in, the terms of the GTS Senior Executive Bonus Plan as such Plan may be amended from time to time, plus such other bonus payments, if any, as shall be determined by the Compensation Committee in its sole discretion.

                           (c) Stock Options. The Company has granted to Executive options to purchase 350,000 shares of the Company's common stock pursuant to the terms of the Stock Option Plan and an associated Stock Option Agreement (such grant to be referred to herein as the "Initial Option Grant" and such options to be referred to herein as the "Initial Options"). The Company may grant Executive additional stock options (when aggregated with the Initial Options, the "Options"), in an amount, and on terms, to be determined by the Committee in its sole discretion (after consultation with Executive). All Options shall

                               (i) have an exercise price equal to the Closing
                  Price on the Grant Date;

                               (ii) be granted pursuant to and subject to the
                  terms of the Stock Option Plan; and

                               (iii) be subject to the terms of an option
                  agreement containing the above terms, and other terms substantially similar to the terms generally provided in the option agreements of the Company's other senior managers (except as otherwise modified herein).

                           (d) Benefits. Executive shall be entitled to receive such benefits and to participate in such employee group benefit plans, including life, health and disability insurance policies, financial planning services and other benefits as are generally provided by the Company to its executives of comparable level and responsibility in accordance with the plans, practices and programs of the Company. Executive shall be provided with financial planning services as per Company practice for senior executives.

                           (e) Expenses. The Company shall reimburse Executive for all


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         reasonable and necessary expenses incurred by Executive in connection with the performance of Executive's duties as an employee of the Company. Such reimbursement is subject to the submission to the Company by Executive of appropriate documentation and/or vouchers in accordance with the customary procedures of the Company for expense reimbursement, as such procedures may be revised by the Company from time to time hereafter.

                           (f) Vacations. Executive shall be entitled to paid vacation in accordance with the Company's vacation policy as in effect from time to time. However, in no event shall Executive be entitled to less than four (4) weeks vacation per Calendar Year. Executive shall also be entitled to paid holidays and personal days in accordance with the Company's practice with respect to same as in effect from time to time.

                           (g) Benefits Upon Secondment. If and when Executive is seconded to GTS UK, he shall be entitled to receive the additional housing, travel, car allowance and other benefits set forth and described in Attachment A hereto.

                  6.       Termination.

                           (a) Executive's employment hereunder may be terminated by the Company, on the one hand, or Executive, on the other hand, as applicable, without any breach of this Agreement, under the following circumstances

                               (i) Death. Executive's employment hereunder shall
                  terminate upon Executive's death.

                               (ii) Disability. If Executive has incurred a
                  Disability, the Company may give Executive written notice of its intention to terminate Executive's employment. In such event, Executive's employment with the Company shall terminate effective on the 14th day after receipt of such notice by Executive, provided that within the 14 days after such receipt, Executive shall not have returned to full-time performance of Executive's duties.

                               (iii) Cause. The Company may terminate
                  Executive's employment hereunder for Cause.

                               (iv) Good Reason. Executive may terminate
                  Executive's employment for Good Reason.

                               (v) Without Cause. The Company may terminate
                  Executive's employment hereunder without Cause after giving Executive at least ninety (90) days written notice (the "Company Notice Period").

                               (vi) Resignation without Good Reason. Executive
                  may resign Executive's employment without Good Reason after giving the Company at least 180 days written notice ("Executive's Notice Period").

                           (b) Notice of Termination. Any termination of Executive's


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         employment by the Company or by Executive under this Section 6 (other than termination pursuant to Paragraph 6(a)(i)) shall be communicated by a written notice (the "Notice of Termination") to the other party hereto indicating the specific termination provision in this Agreement relied upon, setting forth in reasonable detail any facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated, and specifying a Date of Termination which, except in the case of termination for Cause or Disability, shall be at least ninety (90) days following the date of such notice ( the "Notice Period"); provided, that Company may pay to Executive all Salary, benefits and other rights due to Executive during such Notice Period (or during the Executive Notice Period or Company Notice Period, as applicable) instead of employing Executive during such time.

                           (c) Upon Executive's Termination of employment with the Company for whatever reason, he shall be deemed to have effectively resigned from all executive, director or other positions with the Company or its affiliates at the time of Termination, and shall return all property owned by the Company and in Executive's possession at that time.

                  7. Severance Payments. Other than as set forth below, no payments or benefits shall be due to Executive in connection with a termination of this Agreement other than Salary and Benefits earned prior to the date of termination.

                           (a) Termination by Company without Cause or by Executive for Good Reason. If Executive's employment shall be terminated by the Company without Cause (pursuant to Section 6(a)(v), or by the Executive for Good Reason (pursuant to Section 6(a)(iv)), and subject to the Company's receipt of a general release in its customary form, the Company shall

                               (i) pay to Executive (A) all base Salary due for
                  the period prior to termination and the prorated portion of the unpaid Bonus to which Executive would otherwise be entitled for the compensation period during which the Termination occurred, plus (B) either a lump sum cash payment as soon as practicable following the Date of Termination, or, in the Company's discretion, in installments in accordance with the Company's normal payroll practices an amount equal to two (2) times Executive's then-current rate of Annual Base Salary;

                               (ii) to the extent permitted by law and the
                  provisions of the applicable plans, the Company shall also continue to provide Executive with all employee benefits and perquisites which Executive was participating in or receiving at the time of the termination of employment until the earlier of two years from the Date of Termination or Executive's receipt of comparable benefits from a successor employer; and

                               (iii) accelerate the vesting of that number of
                  the Initial Options sufficient to result, when aggregated with all Initial Options that were vested prior to the time of termination, in Executive's having vested Initial Options to acquire


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                  (A) 50,000 shares of the Company's common stock; plus (B)
                  8,333 shares of the company's common stock or each full month that Executive was employed by the Company (other than solely as a director) after the effective date of this Agreement prior to termination.

                           (b) Termination by Reason of Disability or Death. If Executive's employment shall terminate by reason of Executive's Disability (pursuant to Section 6(a)(ii)) or death (pursuant to Section 6(a)(i)), and subject (in the case of termination due to Executive's disability) to the Company's receipt of a general release from Executive in its customary form, the Company shall pay to Executive, in a lump sum cash payment as soon as practicable following the Date of Termination, all unpaid Base Salary due for the period prior to Termination plus the prorated portion of the unpaid Bonus to which Executive would otherwise be entitled for the compensation period of termination and, if there is a period of time during which Executive is not being paid Salary and not receiving long-term disability insurance payments, the Committee may, in its discretion, determine that the Company shall make interim payments to Executive until commencement of disability insurance payments.

                           (c) Resignation by Executive Without Good Reason. If Executive resigns from the Company at any time without Good Reason, that Company shall pay to Executive all base Salary due for the period prior to termination, and at the time of Termination shall accelerate the vesting of unvested Initial Options in an amount sufficient to result, when aggregated with all Initial Options that were vested prior to the time of Termination, in Executive's having vested Initial Options to acquire 50,000 shares of the Company's common stock plus 8,333 shares of the Company's common stock for each full month (i) that Executive was employed by the Company (other than solely as a director) after the effective date of this Agreement prior to termination, and
         (ii) during Executive's Notice Period to the degree Executive is not employed by the Company during such Executive Notice Period.

                           (d) Survival. The expiration or termination of the Term shall not impair the rights or obligations of any party hereto which shall have accrued hereunder prior to such expiration.

                           (e) Mitigation of Damages. In the event of any termination of Executive's employment by the Company, Executive shall not be required to seek other employment to mitigate damages, and any income earned by Executive from other employment or self-employment shall not be offset against any obligations of the Company to Executive under this Agreement.

                  8.       Competition.

                           (c) Executive shall not, at any time during the Term, or for one year thereafter,

                           (d) without the prior written consent of the Board, directly or indirectly through any other person or entity:


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                               (i) own, acquire in any manner any ownership
                  interest in (except as purely passive investments amounting to no more than five percent of the voting equity), or serve as a director, officer, employee, counsel or consultant of any person, firm, partnership, corporation, consortia, association or other entity that competes with the Company or any of its affiliates or subsidiaries, in any geographic market in which the Company either (A) offers or provides telecommunications (which term hereafter shall be deemed to include voice, data or internet communications) services to customers; (B) operates or manages a provider of telecommunications services;
                  (C) has investments in a provider of telecommunications services; or (D), to Executive's knowledge, has plans to either operate a telecommunications carrier, offer a telecommunications service, or invest in a telecommunications carrier within the next twelve months,

                               (ii) solicit, entice, persuade or induce any
                  individual who currently is, or at any time during the preceding twelve months shall have been, an officer, director or employee of the Company, or any of its affiliates, to terminate or refrain from renewing or extending such person's employment with the Company or such subsidiary or affiliate, or to become employed by or enter into contractual relations with or consultant for any other individual or entity, and Executive shall not approach any such employee for any such purpose or authorize or knowingly cooperate with the taking of any such actions by any other individual or entity, or

                               (iii) except in accordance with Executive's
                  duties on behalf of the Company, solicit, entice, persuade, or induce any individual or entity which currently is, or at any time during the preceding twelve months shall have been, a customer, consultant, vendor, supplier, lessor or lessee of the Company, or any of its subsidiaries or affiliates, to terminate or refrain from renewing or extending its contractual or other relationship with the Company or such subsidiary or affiliate, and Executive shall not approach any such customer, vendor, supplier, consultant, lessor or lessee for such purpose or authorize or knowingly cooperate with the taking of any such actions by any other individual or entity.

                           (e) Executive shall not at any time:

                               (i) other than when required in the ordinary
                  course of business of the Company, disclose, directly or indirectly, to any person, firm, corporation, partnership, association or other entity, any trade secret, or confidential information concerning the financial condition, suppliers, vendors, customers, lessors, or lessees, sources or leads for, and methods of obtaining, new business, or the methods generally of doing and operating the respective businesses of the Company or its affiliates and subsidiaries to the degree such secret or information incorporates information that is proprietary to, or was developed specifically by or for, the Company, except such information that is a matter of public knowledge, was provided to Executive (without breach of any obligation of confidence owed to the Company) by a third party which is not an affiliate of the Company, or is required to be disclosed by law or judicial or administrative process, or


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                               (ii) make any oral or written statement about the
                  Company and/or its financial status, business, compliance with laws, personnel, directors, officers, consultants, services, business methods or otherwise, which is intended or reasonably likely to disparage the Company or otherwise degrade its reputation in the business or legal community in which it operates or in the telecommunications industry.

                           (f) Executive hereby represents that (i) Executive is not restricted in any material way from performing Executive's duties hereunder as the result of any contract, agreement or law; and (ii) Executive's due performance of Executive's duties hereunder does not and will not violate the terms of any agreement to which Executive is bound.

                           (g) In the event any agreement in this Section 8 shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it will be interpreted to extend only over the maximum period of time for which it may be enforceable, and/or over the maximum geographical area as to which it may be enforceable and/or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action.

                  9. Injunctive Relief. It is recognized and acknowledged by Executive that a breach of the covenants contained in Section 8 hereof will cause irreparable damage to the Company and its goodwill, the exact amount of which will be difficult or impossible to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, Executive agrees that in the event of a breach of any of the covenants contained in Section 8 hereof, in addition to any other remedy which may be available at law or in equity, the Company will be entitled to specific performance and injunctive relief.

                  10. Non-Disparagement of Executive. The Company shall not make any oral or written statement about Executive which is intended or reasonably likely to disparage Executive or otherwise degrade Executive's reputation in the business or legal community or in the telecommunications industry.

                  11. Foreign Corrupt Practices Act. Executive agrees to comply in all material respects with the applicable provisions of the U.S. Foreign Corrupt Practices Act of 1977 ("CPA"), as amended, which provides generally that: under no circumstances will foreign officials, representatives, political parties or holders of public offices be offered, promised or paid any money, remuneration, things of value, or provided any other benefit, direct or indirect, in connection with obtaining or maintaining contracts or orders hereunder. When any representative, employee, agent, or other individual or organization associated with Executive is required to perform any obligation related to or in connection with this Agreement, the substance of this section shall be imposed upon such person and included in any agreement between Executive and any such person. Failure by Executive to comply with the provisions of the CPA


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shall constitute a material breach of this Agreement and shall entitle the
Company to terminate Executive's employment for Cause. Additionally, Executive hereby acknowledges that as a condition for the Company to continue this Agreement, Executive shall execute an acknowledgment that Executive has read "An Explanation of the Foreign Corrupt Practices Act" and "Global TeleSystems Group, Inc. Policy on Foreign Transactions," copies of which have been provided to Executive. Executive also acknowledges that a condition precedent to the effectiveness of this Agreement shall be the execution by Executive of the "Addendum to the Global TeleSystems Group, Inc. Policy on Foreign Transaction," a copy of which has been provided to Executive. Additionally, and as a condition for the Company to continue this Agreement, Executive shall be required from time to time at the request of the Company to execute a certificate of Executive's compliance with the aforementioned laws and regulations.

                  12. Purchases and Sales of the Company's Securities. Executive has read and agrees to comply in all respects with the Company's Policy Regarding the Purchase and Sale of the Company's Securities by Employees, as such Policy may be amended from time to time. Specifically, and without limitation, Executive agrees that Executive shall not purchase or sell stock in the Company at any time (a) that Executive possesses material non-public information about the Company or any of its businesses; and (b) during any "Trading Blackout Period" as may be determined by the Company as set forth in the Policy from time to time.

                  13. Indemnification. Executive shall be entitled to indemnification set forth in the Company's Certificate of Incorporation to the maximum extent allowed under the laws of the Commonwealth of Virginia and the State of Delaware Corporations Act, and Executive shall be entitled to the protection of any insurance policies the Company may elect to maintain generally for the benefit of its directors and officers against all costs, charges and expenses incurred or sustained by Executive in connection with any action, suit or proceeding to which Executive may be made a party by reason of Executive's being or having been a director, officer or employee of the Company or any of its subsidiaries or Executive's serving or having served any other enterprise as a director, officer or employee at the request of the Company (other than any dispute, claim or controversy arising under or relating to this Agreement).

                  14. Notices. Any written notice required by this Agreement will be deemed provided and delivered to the intended recipient when
(a) delivered in person by hand; or (b) three days after being sent via U.S. certified mail, return receipt requested; or (c) the day after being sent via by overnight courier, in each case when such notice is properly addressed to the following address and with all postage and similar fees having been paid in advance:

         If to the Company:      GTS Group, Inc.
                                 C/o Global TeleSystems Group, Inc.
                                 Attn.: Senior Vice President, Human Resources
                                 1751 Pinnacle Drive
                                 North Tower 12th Floor
                                 McLean, VA  22102  USA


         If to Executive:        to Executive at the address set forth below
                                 under Executive's signature.


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Either party may change the address to which notices, requests, demands and other communications to such party shall be delivered personally or mailed by giving written notice to the other party in the manner described above.

                  15. Binding Effect. This Agreement shall be for the benefit of and binding upon the parties hereto and their respective heirs, personal representatives, legal representatives, successors and, where applicable, assigns.

                  16. Entire Agreement. This Agreement, including Attachment A hereto, constitutes the entire agreement between the listed parties with respect to the subject matter described in this Agreement and supersedes all prior agreements, understandings and arrangements, both oral and written, between the parties with respect to such subject matter. This Agreement may not be modified, amended, altered or rescinded in any manner, except by written instrument signed by both of the parties hereto; provided, however, that the waiver by either party of a breach or compliance with any provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or compliance.

                  17. Severability. In case any one or more of the provisions of this Agreement shall be held by any court of competent jurisdiction or any arbitrator selected in accordance with the terms hereof to be illegal, invalid or unenforceable in any respect, such provision shall have no force and effect, but such holding shall not affect the legality, validity or enforceability of any other provision of this Agreement provided that the provisions held illegal, invalid or unenforceable does not reflect or manifest a fundamental benefit bargained for by a party hereto.

                  18. Dispute Resolution and Arbitration.In the event that any dispute arises between the Company and Executive regarding or relating to this Agreement and/or any aspect of Executive's employment relationship with the Company, AND IN LIEU OF LITIGATION AND A TRIAL BY JURY, the parties consent to resolve such dispute through mandatory arbitration under the Commercial Rules of the American Arbitration Association ("AAA"), before a single arbitrator in McLean or Arlington, Virginia. The parties hereby consent to the entry of judgment upon award rendered by the arbitrator in any court of competent jurisdiction. Notwithstanding the foregoing, however, should adequate grounds exist for seeking immediate injunctive or immediate equitable relief, any party may seek and obtain such relief; provided that, upon obtaining such relief, such injunctive or equitable action shall be stayed pending the resolution of the arbitration proceedings called for herein. The parties hereby consent to the exclusive jurisdiction in the state and Federal courts of or in the Commonwealth of Virginia for purposes of seeking such injunctive or equitable relief as set forth above. Any and all out-of-pocket costs and expenses incurred by the parties in connection with such arbitration (including attorneys' fees) shall be allocated by the arbitrator in substantial conformance with his or her decision on the merits of the arbitration; provided, however, that in no event shall Executive be required to pay attorneys' fees in an amount that exceeds the amount incurred by Executive for Executive's attorneys' fees.

                  19. Choice of Law. Executive and the Company intend and hereby acknowledge that jurisdiction over disputes with regard to this Agreement, and over all aspects of the relationship between the parties hereto, shall be governed by the laws of the Commonwealth of Virginia without giving effect to its rules governing conflicts of laws.


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


                  20. Section Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any manner the meaning or interpretation of this Agreement.

                  21. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

                                   GLOBAL TELESYSTEMS GROUP, INC.


                                   By: /s/ H. Brian Thimpson
                                      -------------------------------------
                                   Name: H. Brian Thompson
                                   Title: Chairman and Chief Executive Officer


                                   EXECUTIVE

                                       /s/ Robert Amman
                                   -------------------------------------
                                   Robert Amman
                                   309 Blackland Road, N.W.
                                   Atlanta, GA 30342




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


                                  ATTACHMENT A









         Upon transfer to the U.K., the Executive is eligible for the following expatriate benefits:



[X]      Relocation of Executive and spouse to the U.K.

[X]      Use of a furnished corporate apartment in the Greater London area

[X] Car allowance in line with local UK practice (presently UK PD 20,000 gross per annum, paid in monthly installments)

[X] A cost differential to base salary in consideration of the London market

[X]      A net relocation payment equal to three months' base salary

[X] Tax return preparation for the U.S. and U.K. for the years relevant to foreign assignment(s)

[X] Repatriation of Executive and spouse to Atlanta, Georgia upon completion of assignment in U.K.




               NOTE:

               Executive has elected to forego the cost differential and the net relocation payment in consideration of receiving the use of a central London corporate apartment.+



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